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                            CONSENT OF INDEPENDENT ACCOUNTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 6, 1997 which appears on Page 16 of the 1996 Annual Report to Shareholders of North American Scientific, Inc. which is incorporated by reference in North American Scientific's Annual Report on Form 10-KSB for the year ended October 31, 1996.

Price Waterhouse LLP

Costa Mesa, California
April 25, 1997